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                                  EXHIBIT 23.2

               Consent of Ernst & Young LLP, Independent Auditors
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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amendments to the 1992 Ligand Stock Option/Stock Issuance Plan and the 1992 Ligand Employees' Stock Purchase Plan of our report dated January 19, 1996, with respect to the consolidated financial statements of Ligand Pharmaceutical Incorporated included in the Annual Report (Form 10-K) of Ligand Pharmaceutical Incorporated for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                  ERNST & YOUNG LLP


September 25, 1996
San Diego, California